UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2014, Raptor Pharmaceutical Corp. (the “Company”) entered into a Second Amended and Restated Sales Agreement (the “Second Amended and Restated Sales Agreement”) with Cowen and Company, LLC (“Cowen”). Subject to the terms and conditions of the Second Amended and Restated Sales Agreement, Cowen may sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through The Nasdaq Global Market, on any other existing trading market for the Common Stock or to or through a market maker. In addition, if expressly authorized by the Company, Cowen may also sell shares in privately negotiated transactions. The Company previously entered into a Sales agreement with Cowen in April 2012 to sell shares of Common Stock pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-179215). In July 2013, the Company entered into an Amended and Restated Sales Agreement (as amended, the “Amended and Restated Sales Agreement”) to increase the aggregate gross sales proceeds that may be raised under the Amended and Restated Sales Agreement to $100,000,000.

The Second Amended and Restated Sales Agreement provides that sales of the Company’s Common Stock will be made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-195885) filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2014. The Company has previously sold approximately $53.8 million of shares of Common Stock under the Amended and Restated Sales Agreement, and approximately $46.2 million of shares of Common Stock are available for sale under the Second Amended and Restated Sales Agreement.

Under the Second Amended and Restated Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Cowen will use commercially reasonable efforts in conducting sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market. The Company has no obligation to sell any shares under the Second Amended and Restated Sales Agreement, and may at any time suspend solicitation and offers under the Second Amended and Restated Sales Agreement. The Second Amended and Restated Sales Agreement may be terminated by the Company upon prior notice to Cowen or by Cowen upon prior notice to the Company, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Second Amended and Restated Sales Agreement further provides that Cowen will be entitled to compensation for its services in an amount equal to 3.0% of the gross proceeds from the sales of shares sold through Cowen under the Second Amended and Restated Sales Agreement. The Company has agreed in the Second Amended and Restated Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the material terms of the Second Amended and Restated Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Latham & Watkins LLP relating to the shares of Common Stock that may be sold pursuant to the Second Amended and Restated Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company has filed a prospectus supplement with the Commission with respect to the sale of the remaining aggregate amount of $46.2 million of shares of Common Stock pursuant to the Second Amended and Restated Sales Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

5.1	Opinion of Latham & Watkins LLP

10.1	Second Amended and Restated Sales Agreement, dated as of August 21, 2014, between Raptor Pharmaceutical Corp. and Cowen and Company, LLC

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Georgia Erbez
	Name:	Georgia Erbez
	Title:	Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description

5.1	Opinion of Latham & Watkins LLP

10.1	Second Amended and Restated Sales Agreement, dated as of August 21, 2014, between Raptor Pharmaceutical Corp. and Cowen and Company, LLC

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)